Exhibit 99.1

INVENSENSE® ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

•	Fourth Quarter Fiscal 2013 Net Revenues: $55.2 Million

•	Fourth Quarter Fiscal 2013 Net Income: $13.6 Million

•	Fourth Quarter Fiscal 2013 GAAP and Non-GAAP Diluted Earnings Per Share: $0.15

•	Fiscal Year 2013 Net Revenues: $208.6 Million

•	Fiscal Year 2013 Net Income: $51.7 Million

•	Fiscal Year 2013 Diluted Earnings Per Share: $0.59 and Non-GAAP Diluted Earnings Per Share: $0.65

SUNNYVALE, California, May 2, 2013 – InvenSense, Inc. (INVN), the leading provider of MotionTracking(TM) devices, today announced its fourth quarter and fiscal year 2013 results.

Net revenue for the fourth fiscal quarter of 2013 was $55.2 million, up from $33.1 million for the fourth fiscal quarter of 2012. Net revenue for the fiscal year 2013 was $208.6 million, up from $153.0 million for the fiscal year 2012.

Net income for the fourth fiscal quarter of 2013 was $13.6 million up from $5.9 million for the fourth fiscal quarter of 2012. Net income for the fiscal year 2013 was $51.7 million, up from $36.9 million for the fiscal year 2012.

Diluted earnings per share for the fourth fiscal quarter of 2013 was $0.15. Diluted earnings per share for the fourth fiscal quarter of 2012 was $0.07. Diluted earnings per share for the fiscal year 2013 was $0.59. Diluted earnings per share for the fiscal year 2012 was $0.37.

InvenSense ended the fiscal year of 2013 with $200.3 million in cash, cash equivalents and investments, compared to $157.8 million at the end of fiscal year 2012.

Management also believes that certain other financial information is useful when evaluating business results and provides supplemental information on a non-GAAP (generally accepted accounting principles) basis, non-GAAP net income for the fourth quarter of fiscal 2013 was $13.5 million, or $0.15 per diluted share. This compares to non-GAAP net income of $6.7 million, or $0.08 per diluted share for the fourth quarter of fiscal 2012. Non-GAAP adjustments for the fourth quarter of fiscal 2013, net of tax included; $1.5 million in non-cash stock-based compensation expense offset by $1.5 million of income tax discrete and other benefits, net, primarily due to the recent enactment of the R&D tax credit. Non-GAAP net income for the fiscal year 2013 was $56.4 million, or $0.65 per diluted share. This compares to non-GAAP net income of $39.5 million, or $0.50 per diluted pro forma share for fiscal year 2012. Non-GAAP adjustments for fiscal year 2013, net of tax, included $5.9 million in non-cash stock-based compensation expense and $0.9 million in executive separation costs offset by $2.2 million of income tax discrete and other benefits, net, associated primarily with an increase in our foreign based income. The reconciliation between GAAP and non-GAAP net income for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Income below.

Management Qualitative Comments

“The InvenSense team continued to deliver solid results in a highly competitive market this quarter where we were able to deliver above the higher end of our stated revenue outlook for Q4 of $52.0 million to $54.0 million, with revenue for the quarter of $55.2 million. Our March quarter revenue increased 67% year over year, with smartphones and tablets leading the growth, representing over 80% of total revenue.” said Behrooz Abdi, CEO and President. “Also, last quarter our customer design pipeline for fiscal year 2014 continued to expand significantly across all of our products, with solid traction for the 6-axis product (MPU-6500), 9-axis product (MPU-9250), and 2-axis (IDG-2020) in optical image stabilization applications. We look forward to ramping these design wins to production as they contribute to our continued market share gain in mobile and computing, and consumer market segments.”

Fourth Quarter and Fiscal Year 2013 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (877) 280-4958 ten minutes prior to the start of the call, using the passcode 10452623. International callers, please dial (857) 244-7315. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, please dial (888) 286-8010 and enter passcode 80846192. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense`s web site at http://www.invensense.com. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses, net of tax, recorded under Accounting Standard Codification 718-10 and other non-GAAP financial adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in InvenSense’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the expansion of our customer design pipeline and the potential for continued gains in our share of mobile, computing and consumer market segments. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products, our achievement of design wins, consumer acceptance of our customers’ products that incorporate our solutions, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; our lack of long-term supply contracts and dependence on limited sources of supply; our ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for our products, as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (INVN) is the world’s leading provider of MotionTracking™ solutions for consumer electronic devices. The company’s patented Nasiri-Fabrication Platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion- and gesture-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, gaming devices, optical image stabilization, and remote controls for Smart TVs. The company’s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in Sunnyvale, California and has offices in China, Taiwan, Korea, Japan, and Dubai. More information can be found at www.invensense.com.

Investor Inquiries, Contact:

Alan Krock

Chief Financial Officer

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

408.988.7339 x285

dalmoslino@invensense.com

© 2013 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Net revenue	$55,210	$33,077	$208,634	$152,967
Cost of revenue	27,653	14,652	97,937	67,571

Gross profit	27,557	18,425	110,697	85,396
Operating expenses:
Research and development	6,363	5,573	24,648	19,672
Selling, general and administrative	7,504	5,874	29,391	18,710

Total operating expenses	13,867	11,447	54,039	38,382

Income from operations	13,690	6,978	56,658	47,014
Other income (expense) net	160	(28)	348	138

Income before income taxes	13,850	6,950	57,006	47,152
Income tax provision	278	1,058	5,301	10,205

Net income	13,572	5,892	51,705	36,947
Net income allocable to convertible preferred stockholders	—	—	—	20,618

Net income allocable to common stockholders	$13,572	$5,892	$51,705	$16,329

Basic	$0.16	$0.07	$0.62	$0.39

Diluted *	$0.15	$0.07	$0.59	$0.37

Weighted average shares outstanding in computing net income per share allocable to common stockholders:
Basic	84,109	80,163	82,738	41,614

Diluted	87,741	87,510	87,359	47,011

Pro forma net income per share of common stock
Basic	$0.16	$0.07	$0.62	$0.50

Diluted**	$0.15	$0.07	$0.59	$0.47

Weighted average shares outstanding pro forma
Basic	84,109	80,163	82,738	73,268

Diluted	87,741	87,510	87,359	79,381

*	Diluted net income per share attributable to common stockholders for the twelve months ended April 1, 2012 is computed by dividing net income attributable to common stockholders, calculated as net income less income allocable to the rights of Series A, Series B and Series C convertible preferred stock holders for the period prior to their conversion upon our initial public offering, by the weighted average number of common shares outstanding, including unvested restricted stock, and potential dilutive common shares assuming the dilutive effect of outstanding stock options using the treasury stock method.
**	Pro forma diluted net income per share for the twelve months ended April 1, 2012 was computed to give effect to the conversion of the Series A, Series B, and Series C convertible preferred shares and certain preferred stock warrants both using the as-if converted method into common shares as if the conversion had occurred as of the beginning of each period presented.

INVENSENSE, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
GAAP net income	$13,572	$5,892	$51,705	$36,947
Items reconciling GAAP net income to non-GAAP net income, net of tax;
Stock-based compensation expense	1,484	830	5,934	2,581
Executive separation costs	—	—	930	—
Income tax – discrete and other benefits, net	(1,540)	—	(2,181)	—

Non-GAAP net income	13,516	6,722	56,388	39,528
Non-GAAP net income allocable to convertible preferred stockholders	—	—	—	21,996

Non-GAAP net income allocable to common stockholders	$13,516	$6,722	$56,388	$17,532

Basic	$0.16	$0.08	$0.68	$0.42

Diluted*	$0.15	$0.08	$0.65	$0.40

Weighted average shares outstanding in computing non-GAAP net income per share allocable to common stockholders:
Basic	84,109	80,163	82,738	41,614

Diluted	87,741	87,510	87,359	47,011

Non-GAAP pro forma net income per share of common stock
Basic	$0.16	$0.08	$0.68	$0.54

Diluted**	$0.15	$0.08	$0.65	$0.50

Weighted average shares outstanding non-GAAP pro forma
Basic	84,109	80,163	82,738	73,268

Diluted	87,741	87,510	87,359	79,381

* and **	same methods as described in the unaudited condensed consolidated statements of income footnotes.

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	March 31, 2013	April 1, 2012
Assets
Current assets:
Cash and cash equivalents	$100,843	$153,643
Short-term investments	77,040	4,129
Accounts receivable	30,098	11,931
Inventories	23,762	12,240
Prepaid expenses and other current assets	13,302	4,188

Total current assets	245,045	186,131
Property and equipment, net	8,650	4,011
Long-term investments	22,442	—
Other assets	2,957	3,176

Total assets	$279,094	$193,318

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,464	$5,446
Accrued liabilities	7,753	7,754

Total current liabilities	22,217	13,200
Long-term liabilities	6,930	3,241

Total liabilities	29,147	16,441
Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at March 31, 2013 and April 1, 2012	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 84,980 shares issued and outstanding at March 31, 2013, 80,890 shares issued and outstanding at April 1, 2012	158,108	136,792
Accumulated other comprehensive income	50	1
Retained earnings	91,789	40,084

Total stockholders’ equity	249,947	176,877

Total liabilities and stockholders’ equity	$279,094	$193,318

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Years Ended
	March 31, 2013	April 1, 2012
Cash flows from operating activities:
Net income	$51,705	$36,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,998	1,992
Loss (gain) on disposal of property and equipment	8	(154)
Stock-based compensation expense	8,519	3,688
Deferred income tax assets	(348)	(699)
Tax effect of employee benefit plans	7,077	—
Excess tax benefit from stock-based compensation	(7,077)	—
Changes in operating assets and liabilities:
Accounts receivable	(18,167)	(2,222)
Inventories	(11,522)	2,968
Prepaid expenses and other current assets	(9,583)	(1,018)
Other assets	1,006	(1,402)
Accounts payable	7,592	(1,245)
Accrued liabilities	4,062	5,567

Net cash provided by operating activities	35,270	44,422

Cash flows from investing activities:
Purchase of property and equipment	(5,076)	(2,502)
Proceeds from the sale of property and equipment	5	188
Sales and maturities of available-for-sale investments	20,979	15,176
Purchase of available-for-sale investments	(116,254)	(10,025)

Net cash provided by (used in) investing activities	(100,346)	2,837

Cash flows from financing activities:
Proceeds from initial public offering and secondary offering, net of underwriter commissions	—	77,904
Net proceeds from issuance of warrants and preferred stock	81	499
Proceeds from issuance of common stock	5,617	1,356
Offering costs	(471)	(2,145)
Payments of long-term debt and capital lease obligations	(28)	(25)
Excess tax benefit from stock-based compensation	7,077	—

Net cash provided by financing activities	12,276	77,589

Net (decrease) increase in cash and cash equivalents	(52,800)	124,848
Cash and cash equivalents:
Beginning of period	$153,643	$28,795

End of period	$100,843	$153,643

Supplemental disclosures of cash flow information:
Cash paid for interest	$2	$23

Cash paid for income taxes	$40	$9,078

Noncash investing and financing activities:
Unpaid accounts payable for property and equipment purchased	$1,845	$274

Unrealized gain from available-for-sale investments	$49	$—

Fixed assets acquired under capital leases	$—	$40

Unpaid accrued liabilities for offering costs incurred	$—	$494

Conversion of warrants and preferred stock to common stock	$150	$50,740